United States
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                 FORM S-8 REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                    Energy River Corporation
     ------------------------------------------------------
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Nevada                         88-0429812
-------------------------------  -------------------------------
(STATE OR OTHER JURISDICTION OF           (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)        INDENTIFICATION NO.)

                8930 E. Raintree Drive, Suite 100
                    Scottsdale, Arizona 85260
             ---------------------------------------
            (Address of principal executive offices)

                         (480) 682-1210
       ---------------------------------------------------
      (Registrant's telephone number, including area code)

                    Energy River Corporation
                2002 Qualified Stock Option Plan
                    ------------------------
                    (Full title of the plans)

                     Terry Neild, President
                    Energy River Corporation
                8930 E. Raintree Drive, Suite 100
                    Scottsdale, Arizona 85260
             --------------------------------------
             (Name and address of agent for service)

                           Copies to:

                    Harold P. Gewerter, Esq.
          Law Offices of Harold P. Gewerter, Esq., Ltd.
                 228 S. Fourth Street, Suite 101
                     Las Vegas, Nevada 89123
                         (702) 382-1714



                            /Page 1/



=================================================================
                 CALCULATION OF REGISTRATION FEE

                                 Proposed   Proposed
                                  maximum    Maximum
                                 offering   Aggregate  Amount of
   Title of       Amount to be     price    offering   registration
  securities       Registered    per unit     price       fee
     to be
  registered
-----------------------------------------------------------------

Common stock,      2,500,000       $0.63    $1,575,000   $376.43
par                  shares
value, $0.001
per
share

-----------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above pursuant to Rule 416(c) under the Securities Act of 1933, as amended, an additional indeterminate number of Shares which by reason of certain events specified in the Plan may be offered or sold pursuant to the Plan.

(2) This estimate is made solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended and is based upon the average of the high and low prices of the Registrant's Common Stock as reported by the NASD OTC Bulletin Board on June 18, 2002.

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. 462.

                             PART I

          INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  PLAN INFORMATION

     Information required by Part 1, Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration
Statement in accordance with the introductory Note to Part I of Form S-8.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION.

     Information required by Part I, Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration
Statement in accordance with the introductory Note to Part I of Form S-8.



                            /Page 2/



                             PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The   following   documents,  previously  filed   with   the
Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") by Energy River Corporation (the Company") are incorporated herein by reference:

     (a) The Company's Form 10-SB12G Registration Statement filed by the Company under the Exchange Act with the Commission on July 13, 2001, and amendments thereto;

      (b) The Company's latest annual report for its fiscal year ended June 30, 2001 filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

      (e) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     All shares of Common Stock bear equal voting rights and are non assessable. Voting rights are not cumulative, and so holders of more than 50% of the shares could, if they chose, elect all the Directors. Upon liquidation, dissolution or winding up of the Company, the assets of the Company, if any, after payment of liabilities and any liquidation preferences on any outstanding preferred stock, will be distributed pro rata to the holders of the Common Stock. The holders of the Common Stock do not have preemptive rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares. Holders of Common Stock are entitled to share equally in dividends when, as and if declared by the Board of Directors, out of funds legally available therefore.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.



                            /Page 3/



ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation of the Company provide for the Indemnification of employees and officers in certain cases. Insofar as indemnification for liabilities arising under the Securities Act of 1922 may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that in the opinion of the securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore not enforceable. At the present time, the Company does not have any officer-director liability insurance although permitted by
Section 78.752 of the GCL, nor does the Company have indemnification agreements with any of its directors, officers, employees or agents.

     In   addition,   Section  78.751  of  the   Nevada   General
Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or



                            /Page 4/



other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

     5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore,



                            /Page 5/



unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  LIST OF EXHIBITS.

EXHIBIT
NUMBER                     DESCRIPTION/LOCATION

 4.1   Amended  and Restated Articles of Incorporation dated  June
       5, 2002.

 4.2   Bylaws   adopted   February  3,  1999.   (Incorporated   by
       reference   to   Registrant's  Form  10-SB12G  Registration
       Statement filed on July 13, 1999).

 4.3   Energy River Corporation, 2002 Qualified Stock Option Plan

 5.1   Opinion of Harold P. Gewerter, Esq., Ltd.

23.1   Consent  of  Harold  P. Gewerter, Esq., Ltd.  (included  in
       Exhibit 5.1)

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Company hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                            /Page 6/



(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                            /Page 7/



                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, the State of Arizona, on this 18th day of June, 2002.

                    ENERGY RIVER CORPORATION

                              By:  /s/ Terry Neild
                                 ----------------------------
                                 Terry Neild, President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature               Title                  Date

  /s/ Terry Neild       President & CEO         June 18, 2002
  -----------------
    Terry Neild

 /s/ Pamela Michie    Corporate Secretary       June 18, 2002
 -----------------
   Pamela Michie

 /s/ Edward Heisler         Director            June 18, 2002
 -------------------
   Edward Heisler


                            /Page 8/



                          EXHIBIT INDEX

EXHIBIT
NUMBER                    DESCRIPTION OF EXHIBIT


 4.1   Amended  and Restated Articles of Incorporation dated  June
       5, 2002.

 4.2   Bylaws   adopted   February  3,  1999.   (Incorporated   by
       reference   to   Registrant's  Form  10-SB12G  Registration
       Statement filed on July 13, 1999).

 4.3   Energy River Corporation, 2002 Qualified Stock Option Plan

 5.1   Opinion of Harold P. Gewerter, Esq., Ltd.

23.1   Consent  of  Harold  P. Gewerter, Esq., Ltd.  (included  in
       Exhibit 5.1)






                            /Page 9/